                                SECURITIES AND EXCHANGE COMMISSION

                                      Washington, D.C. 20549

                                            Form 8-K

                          CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                              OF THE SECURITIES EXCHANGE ACT OF 1934

                 Date of Report (Date of Earliest event Reported): April 23, 2002

                                    ATLAS-REPUBLIC CORPORATION
                      ------------------------------------------------------
                      (Exact name of registrant as specified in its charter)

                      Colorado                     0-32433                84-1300072
                  ---------------               ---------------         --------------
           (State or other jurisdiction     (Commission File Number)    (IRS Employer
            of incorporation or                                          ID Number)
            organization)

                       2 Mott Street, 7th Floor, New York, New York 10013
                            ----------------------------------------
                            (Address of principal executive offices)

                                          (212) 608-8988
                                          ---------------
                                   (Registrant's Telephone Number)

Item 1. Change in Control of Registrant.

       On April 23, 2002, Bestway Coach Express Inc., a New York corporation acquired 7,000,000 shares of the Common Stock, $0.00001 par value per share, of Atlas-Republic Corporation from Stephen M. Siedow, who, prior to the acquisition of the shares by Bestway, was the sole officer and director of Atlas and its controlling stockholder. The 7,000,000 shares represent approximately 74.9% of Atlas’ issued and outstanding common stock.

       Bestway acquired the shares pursuant to a Stock Purchase Agreement with Stephen M. Siedow, dated March 19, 2002. The purchase price for the shares is $250,000 or $.0357 per share. Also, in connection with the acquisition of the shares by Bestway, Bestway loaned Atlas $101,500 to pay off some of Atlas’ accrued liabilities. This loan is evidenced by a promissory note, dated April 23, 2002, by Atlas in favor of Bestway. The note bears interest at the simple rate of 8% and is due and payable in full with interest on April 23, 2003.

       Bestway obtained the funds needed to acquire the shares and make the loan through sales of its equity securities in private placements under Regulation D and Regulation S of the Securities Act of 1933, as amended.

       At the same time that Mr. Siedow sold the 7,000,000 shares to Bestway, Atlas granted Mr. Siedow piggy back registration rights relating to the remaining 1,282,872 shares that he continues to hold. The piggy back registration rights require Atlas to use its reasonable best efforts to cause Mr. Siedow’s shares to be in included in any registration statement (other than a registration statement on Form S-4 or Form S-8 or on any successor forms) that it files with the Securities and Exchange Commission under which Atlas or its selling stockholders are selling Atlas securities for cash. As part of the transaction, Mr. Siedow also agreed that for the one year period following the registration of his remaining shares he will not sell during any three-month period a number of those shares that exceeds the greater of: (i) one percent of the shares of Atlas’ common stock outstanding as shown by the most recent report or statement published by Atlas, (ii) the average weekly reported volume of trading in Atlas’ securities on all national securities exchanges and/or reported through the automated quotation system of a registered securities association and/or reported through the OTC Bulletin Board and any other venue where Atlas’ common stock is traded during the four calendar weeks immediately preceding the same, or (iii) a non-cumulative monthly limit of 150,000 shares.

       On April 23, 2002, Atlas also granted Mid Continental Securities Corp. a warrant for the purchase of 200,000 shares of Atlas’ common stock at an exercise price of $0.03 per share. The Warrant has a 3 year term and is fully vested. The Warrant was issued to Mid Continental Securities Corp. as payment for consulting services provided to Atlas in connection with the transactions described above.

       On April 23, 2002, Mr. Siedow resigned from all offices that he holds with Atlas and as a Director of Atlas. At the same time, (1) Wilson Cheng, the President of Bestway, was appointed as the President, Treasurer and Chairman of the Board of Atlas, Vivian Cheng, the Executive Vice President of Bestway, was appointed as the Executive Vice President of Atlas and as a director of Atlas, (3) Kelvin Chan, the Chief Operating Officer of Bestway, was appointed as the Chief Operating Officer and as a director of Atlas, (4) Jovi Chen, the Vice President of Sales and Marketing of Bestway, was appointed as the Vice President of Sales and Marketing of Atlas and (5) Ronald C. H. Lui, the Assistant Treasurer of Bestway, was appointed as the Assistant Treasurer of Atlas.

       Atlas also filed an Information Statement on Schedule 14C relating to a special meeting of the shareholders of Atlas. Among the proposals to be considered at the meeting is the proposed share exchange with the stockholders of Bestway. Pursuant to the share exchange Atlas (after it is redomiciled in Delaware and its name is changed to AMCO Transport Holdings, Inc.) will issue, in the aggregate, 28,000,000 shares of Atlas’ common stock to the Bestway stockholders in exchange for all of the issued and outstanding common stock of Bestway. Bestway will become a wholly-owned subsidiary of Atlas and the stockholders of Bestway will own, assuming no shares of Atlas common stock are issued prior to the consummation of this share exchange, approximately 75% of Atlas’ common stock. The existing stockholders of Atlas-Republic would therefore own the remaining 25% of Atlas’ common stock. The remaining group of Atlas-Republic Corporation stockholders consists of Bestway itself , which would continue to own 7,000,000 shares of Atlas’ common stock after the share exchange is consummated (approximately 18.69%), Stephen M. Siedow, who will continue to own 1,282,872 shares of our common stock after the share exchange is consummated (approximately 3.43%) and the other stockholders of Atlas-Republic Corporation, who will continue to own, in the aggregate, 1,060,878 shares of our common stock after the share exchange is consummated (approximately 2.83%).

       Mr. Siedow and Bestway have already indicated that they will vote in favor of all proposals to be considered at the stockholders meeting. Since these stockholders own more than a majority of Atlas’ issued and outstanding common stock, the proposals (including the share exchange proposal referred to above) will be approved at the meeting.

Item 7.  Financial Statements and Exhibits

(c)      Exhibits
         2.1      Stock Purchase  Agreement, dated March 19, 2002, among Atlas-Republic
                  Corporation, Bestway Coach Express Inc. and Stephen M. Siedow.
SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 23, 2002

                                         ATLAS-REPUBLIC CORPORATION

                                            By:  /s/ Wilson Cheng
                                                ------------------------
                                                 Wilson Cheng, President

STOCK PURCHASE AGREEMENT

BETWEEN

BESTWAY COACH EXPRESS INC.,

ATLAS-REPUBLIC CORPORATION

AND

STEPHEN M. SIEDOW

March 19, 2002

STOCK PURCHASE AGREEMENT

       STOCK PURCHASE AGREEMENT, dated as of March 19, 2002 (this “Agreement”), by and between BESTWAY COACH EXPRESS INC., a New York corporation (the “Buyer”), ATLAS-REPUBLIC CORPORATION, a Colorado corporation (“ATLAS” or the “Company”), and STEPHEN M. SIEDOW, an individual (the “Seller”). The Buyer and the Seller are referred to collectively herein as the “Parties”.

BACKGROUND

       The Seller owns 8,282,872 shares of the issued and outstanding Common Stock, $0.00001 par value per share (“Common Stock”), of the Company. The Buyer desires to purchase from the Seller, and the Seller desire to sell to the Buyer, 7,000,000 shares (the “Shares”) of Common Stock in return for cash on the terms set forth herein.

       NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties, intending to be legally bound, hereby agree as follows.

           1. Definitions. Capitalized terms used, but not otherwise defined, herein have the meanings ascribed to such terms in Appendix A hereto.

           2. Purchase and Sale of Shares.

           (a) Basic Transaction. On and subject to the terms and conditions of this Agreement, the Buyer shall purchase from the Seller, and the Seller shall sell to the Buyer, the Shares for the consideration specified below in this §2.

           (b) Escrowed Amounts. Upon execution of this Agreement by the Parties, the Buyer shall deposit Forty-Eight-Thousand, Five Hundred Dollars ($48,500.00) (the “Escrow Amount”) plus an additional amount equal to One Thousand Five Hundred Dollars ($1,500.00) (the “Expense Advance”) into escrow with the Seller’s counsel (the “Escrow Agent”) by wire transfer of immediately available funds to the following account: Brasher & Company, Attorneys at Law, Client Trust Account, Guaranty Bank & Trust Co., 1331 17th Street, Denver, Colorado 80202, Acct. No. 966 61201324, ABA 102 000 966. The Escrow Agent shall hold the Escrow Amount in trust for the benefit of the Buyer until returned to Buyer or delivered to Seller as herein required. Immediately upon execution of this Agreement by all parties, the Escrow Agent shall release the Expense Advance to the Company as a loan from the Buyer to cover the costs associated with the filing of a Schedule 14f-1 information statement with the SEC concerning the sale of the Shares and other transactions herein contemplated. The Escrow Amount shall be considered a portion of the Purchase Price (as defined below) and shall be delivered as set forth in this paragraph. If this Agreement is terminated pursuant to Section 10(a)(i), 10(a)(ii) or 10(a)(iii), Escrow Agent shall immediately return the Escrowed Amount to the Buyer, less the bank’s standard wire transfer charge and if this Agreement is terminated pursuant to Section 10(a)(i) or 10(a)(iii), the Company shall repay the Expense Advance by delivery of cash in an amount equal to the Expense Advance, without interest. However, if this Agreement terminates pursuant to Section 10(a)(ii), the Expense Advance shall not be repaid to Buyer but shall be considered a consulting fee charged by the Company to Buyer, and the Company will deliver an invoice therefore to Buyer.

           Upon the Closing, or if this Agreement is terminated pursuant to Section 10(a)(iv), Escrow Agent shall immediately deliver the Escrow Amount to Seller and the Seller shall be entitled to keep the Escrow Amount and the Company’s obligation to repay the Expense Advance shall automatically be terminated and released.

           (c) Purchase Price. The Buyer shall pay to the Seller in the aggregate at the Closing Two Hundred Fifty Thousand dollars ($250,000.00) (which amount includes the Escrow Amount), by (i) delivery of cash in the amount of Two Hundred One Thousand Five Hundred Dollars ($201,500.00), payable by wire transfer or delivery of other immediately available funds to the following account: Brasher & Company, Attorneys at Law, Client Trust Account, Guaranty Bank & Trust Co., 1331 17th Street, Denver, Colorado 80202, Acct. No. 966 61201324, ABA 102 000 966, and (ii) release of the Escrow Amount to the Seller (collectively, the “Purchase Price”). Upon receiving the $201,500.00 balance of the Purchase Price from Buyer, Escrow Agent shall immediately forward such funds to Seller.

           (d) The Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place by exchange of documents among the Parties by fax or courier, as appropriate, following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Buyer and the Seller may mutually determine (the “Closing Date”); provided, however, that the Closing Date shall not be later than 5:00 p.m. (Eastern Time) April 30, 2002, unless extended by written agreement of all parties. Once the Buyer and Seller each have made the respective deliveries called for herein, the Closing shall be deemed to have occurred.

           (e) Deliveries at the Closing. At the Closing, (i) the Seller shall deliver to the Buyer the various certificates, instruments, and documents referred to in §7(a) below, (ii) the Buyer shall deliver to the Seller the various certificates, instruments, and documents referred to in §7(b) below, (iii) the Seller shall deliver to the Buyer stock certificates representing all of the Shares, endorsed in blank or accompanied by duly executed assignment documents and including a Medallion Guarantee, and (iv) the Buyer shall deliver to the Seller the consideration specified in §2(b) above. The Escrow Agent’s delivery of the Escrow Amount, Expense Advance and the balance of the Purchase Price to Seller shall constitute delivery thereof by the Buyer for the purpose of this Section.

           (f) Buyer’s Loan to the Company. Immediately prior to the Closing, Buyer shall deposit with the Escrow Agent, in addition to the Escrow Amount and Expense Advance, by bank wire transfer as above provided, the sum of One Hundred Thousand Dollars ($100,000.00), which shall constitute, along with the Expense Advance, a loan to the Company (the “Closing Loan”) and shall be used by Escrow Agent solely for the purpose of paying debts and liabilities of the Company existing prior to the Closing (the “Company Liabilities”) such that at the Closing the Company will have no Liabilities or Indebtedness. The Closing Loan shall be evidenced by a promissory note substantially in the form of Exhibit A hereto (the Closing Note). Escrow Agent is authorized to pay the Company Liabilities immediately once Closing has occurred, and shall give the Company, the Buyer and the Seller a written accounting of such payments, including a list of persons paid and their addresses, the amounts paid them, and a copy of the respective checks sent to them. The Buyer acknowledges that the Closing Loan and payment of the Company Liabilities is an important inducement for Seller to enter into the transactions herein and that Seller would not enter into this Agreement absent such loan and payments being provided for and assured; provided however, that the Closing Loan shall not be considered a part of the compensation to Seller for the sale of the Shares.

           3. Representations and Warranties Concerning the Transaction.

           (a) Representations and Warranties of the Seller. The Seller represents and warrants to the Buyer that the statements contained in this §3(a) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this §3(a)) with respect to himself, except as set forth in Annex I attached hereto.

            (i)  Authorization of Transaction.  The Seller has full power and authority to execute and deliver this Agreement and to perform his obligations hereunder.  This
   Agreement constitutes the valid and legally binding obligation  of the Seller, enforceable in accordance  with its terms and  conditions.  The Seller need give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Authority in order to consummate the transactions contemplated by this Agreement.

            (ii)  Noncontravention.  Neither the execution and the delivery of this
   Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any Governmental Authority to which the Seller is subject, or (B) conflict with, result in a breach of, constitute a default under, result in the  acceleration  of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement,  contract, lease, license, instrument, or other arrangement to which the Seller is a party or by which he is bound or to which any of his assets is subject.

            (iii)  Brokers' Fees.  The Seller does not have any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which any Buyer could become liable or obligated.

            (iv)  Shares.  The Seller is the owner of record and the beneficial owner of the
   Shares,  free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), Taxes, Security Interests,  options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. The
   Seller is not a party to any option, warrant, purchase  right, or other contract or commitment that could require the Seller to sell, transfer, or otherwise dispose of any capital stock of the Company (other than this  Agreement).  The Seller is not a party to any voting  trust,  proxy,  or other  agreement or  understanding  with  respect to the voting of any capital  stock of the Company.  The Shares were duly and validly issued and are fully-paid  and  non-assessable.  Upon delivery of the Shares to the Buyer pursuant to this Agreement, the Buyer will acquire valid title thereto, free and clear of any Security
   Interests.

           (b) Representations and Warranties of the Buyer. The Buyer represents and warrants to the Seller that the statements contained in this §3(b) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this §3(b)), except as set forth in Annex II attached hereto.

            (i)  Authorization of Transaction.  The Buyer has full power and authority to execute and deliver this Agreement and to perform his  obligations  hereunder, and the execution, delivery and performance of this Agreement has been authorized by all requisite corporate action.  This Agreement constitutes the valid and legally binding obligation of the  Buyer, enforceable  in  accordance  with its terms and  conditions.  The Buyer need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Authority in order to consummate the transactions contemplated by this Agreement.

            (ii)  Noncontravention.  Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any Governmental Authority to which the Buyer is subject, or (B) conflict with, result in a breach of, constitute a default  under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license,  instrument, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets are subject.

            (iii)  Brokers' Fees.  The Buyer has no Liability or obligation to pay any fees or commissions  to any  broker, finder,  or agent with respect to the transactions contemplated by this Agreement for which the Seller could become liable or obligated.

            (iv) Status of the Buyer.  The Buyer represents and warrants that (A) the Buyer is acquiring the Shares for its own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act, (B) the Buyer agrees not to sell or otherwise transfer the Shares unless they are registered under the Securities
   Act and any applicable  state securities laws, or an exemption or  exemptions  from such registration are available,  (C)the Buyer represents that it has knowledge and experience in financial  and business  matters such that it is capable of  evaluating  the merits and risks of acquiring the Shares, (D) the Buyer has had access to all documents, records, and books of the Company  pertaining to the investment and was provided the opportunity ask questions and receive answers regarding the terms and conditions of the acquisition of the
   Shares and to obtain any additional information which the Company possesses or was able to acquire without unreasonable effort and expense, and Buyer received information concerning the Company, Seller and the Shares equivalent to that which would have been included in a registration statement prepared under the Securities Act of 1933, as amended, and (E) the
   Buyer has no need for the liquidity in its investment in the Company and could afford the complete loss of such investment.

            (v) Buyer not Insolvent.  Buyer is not insolvent or bankrupt and will not be insolvent or bankrupt after purchasing the Shares, and Closing of the transactions herein contemplated will constitute Buyer’s acknowledgment that the Shares’ value are equal to the Purchase Price.

            (vi) No General Solicitation.  Buyer was not solicited by Seller anyone on Seller’s behalf to enter into any transaction whatever by any form of general solicitation or general advertising, as those terms are defined in Regulation D under the Securities Act.

            (vii) Risk  Acknowledgment.  Buyer acknowledges that the Company has no assets or operating business and that the Shares are speculative and involve a high degree of risk, including among many other risks that the Shares will be restricted as elsewhere described in this Agreement and will not be transferable unless first registered under the Securities
   Act or pursuant to an exemption from such act's registration requirements.

            (viii)  Restrictive Legend and Stop Order.  The Shares when delivered to Buyer will not be registered under the Securities Act or applicable state laws, but shall be transferred in reliance upon the exemptions from registration provided by Section 4(1) of the Securities Act and under analogous state securities laws, on the grounds that the sale of the Shares does not involve any public offering and that Seller is not thereby acting as an issuer, underwriter or dealer.  The Shares are "restricted securities" as that term is defined in Rule 144(a) of the General Rules and Regulations under the Securities Act and must be held indefinitely, and the prior written consent of the Company will be necessary for their resale or other transfer, unless they are subsequently registered under the Act or an exemption from the Act's registration  requirements is available for their resale or transfer.  All certificates delivered evidencing the Shares shall bear a restrictive legend substantially in the following form:

            "The shares represented by this Certificate have not been registered under the
   Securities Act of 1933, as amended (the  "Act"), and are "restricted  securities" as that term is defined in Rule 144 under the Act.  These shares may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the
   Act, or pursuant to an exemption from registration under the Act."

       4. Representations and Warranties Concerning the Company. The Seller represents and warrants to the Buyer that the statements contained in this §4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this §4), except as set forth in the disclosure schedule attached hereto (the “Disclosure Schedule”). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this §4.

           (a) SEC Reports. The Company has filed all reports, registration statements, definitive proxy statements and other documents and all amendments thereto and supplements thereof required to be filed by it with the U.S. Securities and Exchange Commission since March 9, 2001 (the “SEC Reports”), all of which have complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder. As of the respective dates of filing in final or definitive form (or, if amended or superseded by a subsequent filing, then on the date of such subsequent filing), none of the Company’s SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading.

           (b) Organization of Company. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Colorado. The Company is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. The Company has full corporate power and authority and all licenses, permits, and authorizations necessary to carry on its business. The Company has a wholly-owned subsidiary, GEDA LABORATORIES (CANADA) LIMITED (Geda); otherwise, the Company has no other subsidiaries and does not control any other subsidiaries, directly or indirectly, or have any direct or indirect equity participation in any other entity. The Seller has delivered to the Buyer true, correct and complete copies of the Certificate of Incorporation and Bylaws of the Company and Geda, as amended through the date hereof.

           (c) Capitalization; No Restrictive Agreements. The Company’s authorized capital stock, as of the date of this Agreement, consists of 500,000,000 shares of Common Stock, $0.00001 par value per share, of which 9,343,750 shares are issued and outstanding and 20,000,000 shares of Preferred Stock, $0.00001 par value per share, none of which are issued and outstanding. The Company has not reserved any shares of its Common Stock for issuance upon the exercise of options, warrants or any other securities that are exercisable or exchangeable for, or convertible into, Common Stock. All of the issued and outstanding shares of Common Stock are validly issued, fully paid and non-assessable and have been issued in compliance with applicable laws, including, without limitation, applicable federal and state securities laws. There are no outstanding options, warrants or other rights of any kind to acquire any additional shares of capital stock of the Company or securities exercisable or exchangeable for, or convertible into, capital stock of the Company, nor is the Company committed to issue any such option, warrant, right or security. There are no agreements relating to the voting, purchase or sale of capital stock (i) between or among the Company and any of its stockholders, (ii) between or among the Seller and any third party, or (iii) to the best knowledge of the Seller between or among any of the Company’s stockholders. The Company is not a party to any agreement granting any stockholder of the Company the right to cause the Company to register shares of the capital stock of the Company held by such stockholder under the Securities Act except as noted in Section 12(q) below.

           (d) Financial Statements. The Seller has provided the Buyer the audited consolidated balance sheets and consolidated statements of operations, changes in stockholders' deficit and cash flows for the years ended December 31, 2001 and 2000 (collectively, the "Financial Statements"). The Financial Statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis, fairly present the financial condition, results of operations and cash flows of the Company as of the respective dates thereof and for the periods referred to therein and are consistent with the books and records of the Company. The Company does not have any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for taxes, except for liabilities expressly specified in the Financial Statements (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

           (e) Absence of Certain Changes. Since December 31, 2001, there has not been any event or condition of any character which has adversely affected, or may be expected to adversely affect, the Company’s business or prospects, including, but not limited to any adverse change in the condition, assets, liabilities (existing or contingent) or business of the Company from that shown in the Financial Statements.

           (f) Legal Proceedings. Except as disclosed in the SEC Reports, as of the date of this Agreement, there is no legal, administrative, investigatory, regulatory or similar action, suit, claim or proceeding which is pending or, to the Seller’s knowledge, threatened against the Company which, if determined adversely to the Company, could have, individually or in the aggregate, a material adverse effect on the business, assets, or prospects of the Company or which in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated by this Agreement.

           (g) Legal Compliance. The Company has complied in all material respects with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of all Governmental Authorities, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against the Company alleging any failure so to comply. To the Seller’s knowledge, neither the Company, nor any officer, director, employee, consultant or agent of the Company has made, directly or indirectly, any payment or promise to pay, or gift or promise to give or authorized such a promise or gift, of any money or anything of value, directly or indirectly, to any governmental official, customer or supplier for the purpose of influencing any official act or decision of such official, customer or supplier or inducing him, her or it to use his, her or its influence to affect any act or decision of a Governmental Authority or customer, under circumstances which could subject the Company or any officers, directors, employees or consultants of the Company to administrative or criminal penalties or sanctions.

           (h) Tax Matters. (i) The Company has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all respects. All Taxes owed by the Company have been paid. The Company is not currently the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of the Company that arose in connection with any failure (or alleged failure) to pay any Tax. (ii) The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party. (iii) The Seller does not expect any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Liability with respect to any Taxes (a “Tax Liability”) of the Company either (A) claimed or raised by any authority in writing or (B) as to which the Seller has Knowledge based upon personal contact with any agent of such authority. No tax returns of the Company have ever been audited or are currently the subject of an audit. The Seller has delivered to the Buyer correct and complete copies of all federal and state income and other material Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Company since inception. (iv) The Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

       (v) The Company has not filed a consent under Code §341(f) concerning collapsible corporations. The Company has not made any payments, is not obligated to make any payments, and is not a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code §280G. The Company has not been a United States real property holding corporation within the meaning of Code §897(c)(2) during the applicable period specified in Code §897(c)(1)(A)(ii). The Company is not a party to any Tax allocation or sharing agreement. The Company (A) is not and has not been a member of an Affiliated Group filing a consolidated federal income Tax Return and (B) does not have any Liability for the Taxes of any Person under Reg. §1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

       (i) Disclosure. No representation or warranty by the Seller contained in this Agreement, and no statement contained in the any document, certificate or other instrument delivered or to be delivered by or on behalf of the Seller pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omit or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading.

       5. Pre-Closing Covenants. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

       (a) General. Each of the Parties will use his or its best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in §7 below).

       (b) Notices and Consents. The Seller will cause the Company to give any notices to third parties, and will cause the Company to use its best efforts to obtain any third party consents, that the Buyer may reasonably request. Each of the Parties will (and the Seller will cause the Company to) give any notices to, make any filings with, and use its best efforts to obtain any authorizations, consents, and approvals of Governmental Authorities necessary in order to consummate the transactions contemplated hereby. The parties acknowledge that SEC Rule 14f-1 under the Securities Exchange Act requires that an information statement containing certain specified disclosures be filed with the SEC and mailed to the Company’s shareholders at least 10 days before any person designated by Buyer can become a director of the Company. Buyer and Seller agree to cooperate fully with the Company in the preparation and filing of such information statement and to provide all information therefor respectively needed from them in a timely manner, so as not to cause undue delay in the filing of the information statement or any amendment thereto. Otherwise, neither the Company nor Seller is aware of any third party consent nor other filing or notice to third parties that is necessary in respect of this Agreement.

       (c) Operation of Business. The Seller will not cause or permit the Company to engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing, the Seller will not cause or permit the Company to (i) declare, set aside, or pay any dividend or make any distribution with respect to its capital stock or redeem, purchase, or otherwise acquire any of its capital stock except as otherwise expressly specified herein, (ii) issue, sell, or otherwise dispose of any of its capital stock, or grant any options, warrants, preemptive or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock, (iii) make any capital expenditures, loans, or incur any other obligations or liabilities, (iv) enter into any agreements involving expenditures individually, or in the aggregate, of more than $1,000 (other than agreements for professional services which will be paid in full at or prior to the Closing) or (ii) otherwise engage in any practice, take any action, or enter into any transaction out of the ordinary course of business.

       (d) Preservation of Business. The Seller will cause the Company to keep its business and properties substantially intact, including the filing of all reports required to be filed with the Securities and Exchange Commission and the NASD in order to maintain the Company’s status as a reporting company and in order to continue the quotation of the Company’s Common Stock on the NASD’s Over-the-Counter Bulletin Board.

       (e) Full Access. The Seller will permit, and the Seller will cause the Company to permit, representatives of the Buyer to have full access at all reasonable times, to all properties, personnel, accountants, suppliers, and third party service providers, books, records (including Tax records), contracts, and documents of or pertaining to the Company.

       (f) Notice of Developments. The Seller will give prompt written notice to the Buyer of any material adverse development causing a breach of any of the representations and warranties in §4 above. Each Party will give prompt written notice to the others of any material adverse development causing a breach of any of his own representations and warranties in §3 above. No disclosure by any Party pursuant to this §5(f), however, shall be deemed to amend or supplement Annex I, Annex II, or the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

       (g) Exclusivity. The Seller will not (and the Seller will not cause or permit the Company to) (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities, or any assets of the Company (including any acquisition structured as a merger, consolidation, or share exchange) or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. The Seller will not vote the Shares in favor of, or otherwise participate in, any such acquisition structured as a merger, consolidation, or share exchange. Seller will notify buyer immediately of any written proposal or offer respecting the Shares or the Company received by Seller of the types covered by this paragraph.

       6. Post-Closing Covenants. The Parties agree as follows with respect to the period following the Closing.

       (a) General. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party may reasonably request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under §8 below). The Seller acknowledges and agree that from and after the Closing the Buyer will be entitled to possession of all documents, books, records (including Tax records), agreements, and financial data of any sort relating to the Company.

       (b) Litigation Support. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Company, the other Party will cooperate with him or it and his or its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under §8 below).

       (c) Transition. The Seller will not take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of the Company from maintaining the same business relationships with the Company after the Closing as it maintained with the Company prior to the Closing.

       (d) Restriction on Reverse Stock Splits and Stock Issuances. The Buyer has advised the Seller of its intention to effect a share exchange or other business combination with the Company (the “Business Combination”) after the Closing. During the period from the Closing until the consummation of the Business Combination, the Buyer shall not permit the Company to, and shall take any and all necessary actions to prohibit the Company from, effecting a reverse split of the Company’s Common Stock unless it first obtains the written consent of the Seller. The Company and the Buyer further agree that during the one year period following the closing of the Business Combination any stock split, reverse stock split or other recapitalization effected by the Company will be effected such that the stockholders of the Company as of immediately prior to the Business Combination are treated with respect to their equity interest in the Company in the same manner that the stockholders of Bestway (who own stock in the Company after the closing of the Business Combination) are treated. In addition, the Buyer and the Company agree that the number of common shares issuable for the acquisition of Buyer or upon the conversion or exchange of convertible or exchangeable shares or instruments issued for the acquisition of Buyer in the Business Combination, shall not exceed Twenty-Eight Million (28,000,000).

       7. Conditions to Obligation to Close.

       (a) Conditions to Obligation of the Buyer. The obligation of the Buyer to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

                  (i) the representations and warranties set forth in §3(a) and §4 above shall be true and correct in all material respects at and as of the Closing Date;

                  (ii) the Seller shall have performed and complied with all of his covenants hereunder in all material respects through the Closing;

                  (iii) the Company shall have procured all of the third party consents specified in §5(b) above, and the staff of the SEC shall have either declined to review the Company’s  14f-1  information  statement,  or its review  thereof shall have been completed;

                  (iv) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would  (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of the Buyer to own the Shares and to control the Company, or
         (D) affect adversely the right of the Company to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

       (v) the Seller shall have delivered to the Buyer a certificate to the effect that (A) each of the conditions specified above in §7(a)(i)-(iv) is satisfied in all respects, and (B) as of the Closing, the Company has no Liabilities or Indebtedness;

       (vi) the Buyer shall have received the resignations, effective as of the Closing, of each director and officer of the Company and the designees specified by the Buyer shall have been appointed as officers and directors of the Company;

       (vii) there shall not have been any occurrence, event, incident, action, failure to act, or transaction since December 31, 2001 which has had or is reasonably likely to cause a material adverse effect on the business, assets, properties, financial condition, results of operations or prospects of the Company;

                  (viii) the Buyer shall have completed its business, accounting and legal due diligence  review of the Company, and the results thereof shall not have revealed any breach of this Agreement by Seller or the Company, nor that any representation or warranty of Seller or the Company in this Agreement is false;

                  (ix) the Buyer shall have received such pay-off letters and releases relating to Indebtedness and Liabilities as it shall have requested and such pay-off letters shall be in form and substance satisfactory to it;

                  (x) the Buyer shall have conducted UCC, judgment lien and tax lien searches with respect to the Company, the results of which indicate no liens on the assets of the Company;

                  (xi) the Company shall have delivered evidence reasonably satisfactory to Buyer of the Company’s corporate organization and proceedings and its existence in each jurisdiction in which it is incorporated or qualified to do business, including evidence of such existence as of the Closing and the Company shall have delivered to the Buyer the Company’s original minute book and corporate seal and all other original corporate documents;

                  (xii) the Company shall have filed all of the reports required to be filed under the Exchange Act during the 12 months preceding the Closing (or such shorter period as the Company was required to file such reports) and the Company shall have otherwise met all of the requirements of Rule 144(c) of the Securities
         Act;

                  (xiii) the Company shall have maintained at and immediately after the
         Closing its status as a company whose Common Stock is quoted on the OTC Bulletin
         Board that is maintained by the National Association of Securities Dealers, Inc.;

       (xiv) all actions to be taken by the Seller in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to the Buyer.

The Buyer may waive any condition specified in this §7(a) at or prior to the Closing, and its delivery to Seller of the things required in Section 2(e) shall constitute Buyer’s declaration that all conditions precedent to its obligation to close have been satisfied.

       (b) Conditions to Obligation of the Seller. The obligation of the Seller to consummate the transactions to be performed by him in connection with the Closing is subject to satisfaction of the following conditions:

                  (i) the representations and warranties set forth in §3(b) above shall be true and correct in all material respects at and as of the Closing Date;

                  (ii) the Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

       (iii) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

(iv) the Buyer shall have delivered to the Seller a certificate to the effect that each of the conditions specified above in §7(b)(i)-(iii) is satisfied in all respects; (v) all actions to be taken by the Buyer in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to the Seller.

The Seller may waive any condition specified in this §7(b) at or prior to the Closing and his delivery to Buyer of the things required in Section 2(e) shall constitute Seller’s declaration that all conditions precedent to its obligation to close have been satisfied.

       8. Remedies for Breaches of This Agreement.

       (a) Survival of Representations and Warranties.

       All of the representations and warranties of the Parties shall survive the Closing hereunder (even if a Party knew or had reason to know of any misrepresentation or breach of warranty by another Party at the time of Closing) and continue in full force and effect for a period of two years thereafter.

       (b) Indemnification Provisions for Benefit of the Buyer.

(i) In the event the Seller breaches (or in the event any third party alleges facts that, if true, would mean the Seller has breached) any of his representations, warranties, and covenants contained herein, and, if there is an applicable survival period pursuant to §8(a) above, provided that the Buyer makes a written claim for indemnification against the Seller pursuant to §11(h) below within such survival period, then the Seller shall indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Buyer may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

       (ii) The Seller shall indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer resulting from, arising out of, relating to, in the nature of, or caused by any Liability of the Company (whether or not accrued or otherwise disclosed) (x) for any Taxes of the Company with respect to any Tax year or portion thereof ending on or before the Closing Date ((or for any Tax year beginning before and ending after the Closing Date to the extent allocable (determined in a manner consistent with §9(b)) to the portion of such period beginning before and ending on the Closing Date)) and (y) for the unpaid Taxes of any Person (other than the Company) under Reg. §1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

                  (iii) The Seller shall indemnify the Buyer from and against the entirety of any Liabilities arising out of the ownership of the Shares or operation of the Company prior to the Closing.

       (iv) The Seller shall indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer resulting from, arising out of, relating to, in the nature of, or caused by any Indebtedness of the Company existing as of the Closing Date after the application of the proceeds of the Closing Loan made to the Company by the Buyer pursuant to Section 2(f).

       (c) Indemnification Provisions for Benefit of the Seller. In the event the Buyer breaches (or in the event any third party alleges facts that, if true, would mean the Buyer has breached) any of its representations, warranties, and covenants contained herein, and, if there is an applicable survival period pursuant to §8(a) above, provided that the Seller makes a written claim for indemnification against the Buyer pursuant to §11(h) below within such survival period, then the Buyer shall indemnify the Seller from and against the entirety of any Adverse Consequences the Seller may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Seller may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

       (d) Matters Involving Third Parties.

                  (i) If any third party shall notify any Party (the “Indemnified Party“)
         with respect to any matter (a “Third Party Claim”) which may give rise to a claim for indemnification against any other Party (the “Indemnifying Party”)
         under this §8, then the Indemnified Party shall promptly notify each Indemnifying
         Party thereof in writing; provided, however, that no delay on the part of the
         Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying
         Party from any obligation hereunder unless (and then solely to the extent) the
         Indemnifying Party thereby is prejudiced.

                  (ii) Any Indemnifying Party will have the right to defend the Indemnified
         Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within 10 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the
         Indemnified Party from and against the entirety of any Adverse Consequences the
         Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (B) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the
         Third Party Claim and fulfill its indemnification obligations hereunder, (C) the
         Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice adverse to the continuing business interests of the Indemnified Party, and (E) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

                  (iii) So long as the Indemnifying Party is conducting the defense of the
         Third Party Claim in accordance with §8(d)(ii) above, (A) the Indemnified Party may retain separate  co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim,  (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party
         Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third  Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

       (iv) In the event any of the conditions in §8(d)(ii) above is or becomes unsatisfied, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (B) the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including attorneys' fees and expenses), and (C) the Indemnifying Parties will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this §8.

       (e) Other Indemnification Provisions.

The Seller hereby agrees that he will not make any claim for indemnification against the Company by reason of the fact that he was a director, officer, employee, or agent of the Company or was serving at the request of the Company as a partner, trustee, director, officer, employee, or agent of another entity (whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such claim is pursuant to any statute, charter document, bylaw, agreement, or otherwise) with respect to any action, suit, proceeding, complaint, claim, or demand brought by the Buyer against such Seller (whether such action, suit, proceeding, complaint, claim, or demand is pursuant to this Agreement, applicable law, or otherwise).

       9. Tax Matters. The following provisions shall govern the allocation of responsibility as between the Buyer and the Seller for certain tax matters following the Closing Date. Seller has caused federal and applicable state tax returns to be filed for the Company covering the year ended December 31, 2001, and no taxes were owed under any such returns. Buyer shall cause the Company to prepare and file all tax returns due for 2002 and subsequent years.

       (a) Cooperation on Tax Matters. Seller agrees to provide to Buyer copies of all tax returns in Seller’s possession filed by the Company and of all books and records of the Company in Seller’s possession. Seller also agrees to cooperate with Buyer and the Company to answer their questions regarding all tax returns filed by the Company while Seller was an executive officer and director of the Company.

       (b) Tax Sharing Agreements. There are not now and there never have been any tax sharing agreements in place involving the Company.

       (c) Certain Taxes. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement shall be paid by the Seller when due, and Seller will, at his own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable law, the Buyer will, and will cause its affiliates to, join in the execution of any such Tax Returns and other documentation.

       10. Termination.

       (a) Termination of Agreement. The Parties may terminate this Agreement as provided below:

       (i) the Buyer and the Seller may terminate this Agreement by mutual written consent at any time prior to the Closing;

       (ii) the Buyer may terminate this Agreement by giving written notice to the Seller on or before the 5th day following the date of this Agreement if the Buyer is for any reason not satisfied with the results of its continuing business, legal, and accounting due diligence regarding the Company and its Subsidiaries;

       (iii) the Buyer may terminate this Agreement by giving written notice to the Seller at any time prior to the Closing (A) in the event the Seller has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Buyer has notified the Seller of the breach, and the breach has continued without cure for a period of 10 days after the notice of breach or (B) if the Closing shall not have occurred on or before April 30, 2002 by reason of the failure of any condition precedent under §7(a) hereof (unless the failure results primarily from the Buyer itself breaching any representation, warranty, or covenant contained in this Agreement); and

(iv) the Seller may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing (A) in the event the Buyer has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Seller has notified the Buyer of the breach, and the breach has continued without cure for a period of 10 days after the notice of breach or (B) if the Closing shall not have occurred on or before April 30, 2002, by reason of the failure of any condition precedent under §7(b) hereof (unless the failure results primarily from the Seller himself breaching any representation, warranty, or covenant contained in this Agreement).

      (b) Effect of Termination.

                  (i) If this Agreement terminates pursuant to §10(a)(i), 10(a)(ii) or
         10(a)(iii) above, all rights and obligations of the Parties hereunder shall terminate without any Liability of any Party to any other Party,  except for any Liability of the Seller if the Seller is then in breach.  Notwithstanding the foregoing, if the
         Buyer terminates this Agreement as the result of the Seller’s breach of Section
         5(g) hereof, the Seller shall reimburse the Buyer’s fees and expenses incurred in connection with the negotiation of this Agreement and all related agreements and documents and the transactions contemplated by this Agreement and such related documents, including attorneys’  fees, and any due diligence work performed by the Buyer whether incurred prior to or after the date of this Agreement, all of which shall not in the aggregate exceed Twenty Thousand Dollars ($20,000).

                  (ii) If the Seller terminates this Agreement pursuant to Section 10(a)(iv)
         above, all rights and obligations of the Parties hereunder shall terminate without any Liability of any Party to any other Party and the Seller may retain the Escrow
         Amount pursuant to, and in accordance with, Section 2(b) hereof as liquidated damages.

       11. Liability and Responsibilities of the Escrow Agent. The Escrow Agent shall act as set forth in Sections 2 and 11 of this Agreement and shall have only such liability and responsibilities as are expressly set forth in such Sections. Escrow Agent shall have no duties under any part of this Agreement except Sections 2 and 11 hereof, nor any agreement or other document executed in connection with this Agreement, except as may be expressly stated herein. The term "Escrow Agent" shall include all successors of Escrow Agent.

       (a) Termination of the Escrow. Once the Expense Advance has been delivered to Seller and the Escrow Amount has either been delivered to Seller or returned to Buyer as appropriate, the escrow herein created shall terminate. Escrow Agent shall deliver to Seller and Buyer a written accounting of all funds placed into Escrow.

       (b) Resignation of Escrow Agent. Escrow Agent may resign at any time or cease to serve for any reason without penalty or liability to any person, except to transfer the funds in escrow as required in this paragraph. Upon Escrow Agent’s resignation or inability to serve for any reason, he shall turn over all funds then in escrow to a successor Escrow Agent chosen by mutual written agreement of Buyer and Seller, or as he is otherwise jointly instructed in writing by Buyer and Seller. If Escrow Agent should decease or become physically or mentally incapable of transferring the funds in escrow as herein required, Buyer may apply to the appropriate District Court of the State of Colorado for an order releasing the escrowed funds to a successor Escrow Agent or to Buyer, and neither John D. Brasher Jr., nor Brasher & Company, nor their respective successors or estates shall be liable to any person for any expenses, attorneys’ fees or other charges arising from such acts taken by Buyer to recover the escrow funds. Escrow Agent's resignation or other failure to serve hereunder shall not terminate the escrow unless the Buyer and Seller agree in writing to terminate the escrow.

       (c) Fees and Expenses of the Escrow Agent. All fees and expenses of the Escrow Agent shall be paid by Seller, unless the other Parties shall otherwise agree in writing.

       (d) Status of Escrow Agent. In performing his duties, Escrow Agent shall not be deemed an agent, attorney or servant of the Company or Buyer.

       (e) Liability of the Escrow Agent. In performing any of his duties hereunder, the Escrow Agent shall not incur any liability to anyone for any damages, losses or expenses, except for willful misconduct or gross negligence and he shall, accordingly, not incur any such liability with respect to:

        (i) any action taken or omitted in good faith upon written advice of his counsel given with respect to any questions relating to the duties and responsibilities of the Escrow
        Agent under this Agreement, or

        (ii) any action taken or omitted in reliance upon any instrument, including the written advices provided for herein, not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and accuracy of any information contained therein, which the Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by a proper person or persons, and to conform with the provisions of this Agreement.

       (f) Information and Indemnity. Buyer and Seller each agree to provide to Escrow Agent all information necessary to facilitate the administration of the escrow herein created, and Escrow Agent may rely upon any representation so made. Buyer and Seller hereby agree to indemnify and hold harmless the Escrow Agent against any and all claims, losses, damages, liabilities, costs and expenses, including reasonable costs of investigation and counsel fees and disbursements, which may be imposed upon Escrow Agent or incurred by Escrow Agent in connection with his acceptance of appointment as Escrow Agent hereunder or the performance of his duties hereunder, including any litigation arising from this Agreement or involving the subject matter hereof. However, such indemnity shall not include acts or omissions to act of Escrow Agent which involve gross negligence or willful misconduct.

       (g) Interpleader. If at any time a dispute arises as to the duties of Escrow Agent and the terms hereof, whether brought by a Party to this Agreement or a non-party, Escrow Agent may deposit the funds in escrow with the Clerk of the District Court of Denver, State of Colorado and may interplead the other Parties hereto.˜ Upon so depositing such things and funds and filing its complaint in interpleader, Escrow Agent shall be completely discharged and released from all further liability or responsibility hereunder. The other Parties hereto, for themselves, their heirs, successors and assigns, do hereby submit themselves to the jurisdiction of said Court and do hereby appoint the Clerk of said Court as their agent for service of all process in connection with any such proceedings.

       (h) Notices; Orders of Court, Etc. Escrow Agent is hereby expressly authorized and directed to disregard any and all notices or warnings not specifically called for in or permitted by this Agreement, or by any other person or entity not party to this Agreement, excepting only orders or process of court, and is hereby expressly authorized to comply with and obey any and all orders, judgments, or decrees of any court, and in case Escrow Agent obeys or complies with any such order, judgment, or decree of any court, it shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding that any such order, judgment, or decree may be subsequently reversed, modified, annulled, set aside or vacated, or found to have been entered without jurisdiction. Escrow Agent assumes no responsibility for the validity or sufficiency of any documents, papers or payments deposited or called for hereunder, nor shall Escrow Agent have any duties or responsibilities, except as shall be expressly set forth in this Agreement in unambiguous language.

       (i) Notices to Parties. All notices, demands or requests required or authorized hereunder by Escrow Agent shall be given as provided in Section12 of this Agreement.

       12. Miscellaneous.

       (a) Facsimile Execution and Delivery. Facsimile execution and delivery of this Agreement is legal, valid and binding execution and delivery for all purposes.

       (b) Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other Party; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its best efforts to advise the other Parties prior to making the disclosure).

       (c) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

       (d) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

       (e) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of the Buyer and the Seller; provided, however, that the Buyer may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates, and (ii) designate one or more of its Affiliates to perform its obligations hereunder, but no such assignment shall operate to release Buyer or a successor from any obligation hereunder unless and only to the extent that Seller agrees in writing.

       (f) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

       (g) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

       (h) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

         If to the Seller:

         Stephen M. Siedow
         12373 East Cornell Avenue
         Aurora, Colorado  80014
         Fax: (303) 369-7824

         If to the Buyer:

         Bestway Coach Express Inc.
         2 Mott Street
         7th Floor
         New York, New York  10013
         Fax: 212-608-9169
         Attention: Wilson Cheng

         If to the Escrow Agent:

         Brasher & Company
         90 Madison Street
         Suite 707
         Denver, Colorado  80206
         Fax: 303-355-3063
         Attention: John Brasher Jr., Esq.

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

       (i) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

       (j) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Seller. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

       (k) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

       (l) Expenses. Each of the Parties and the Company will bear his or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. The Seller agrees that the Company has not borne or will bear any of the Seller’s costs and expenses (including any of his legal fees and expenses) in connection with this Agreement or any of the transactions contemplated hereby.

       (m) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state or local statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word “including” shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant. Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein, however, unless the Disclosure Schedule identifies the exception with particularity and describes the relevant facts in detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself).

       (n) Incorporation of Exhibits, Annexes, and Schedules. The Exhibits, Annexes, and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

       (o) Specific Performance. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter (subject to the provisions set forth in §10(p) below), in addition to any other remedy to which they may be entitled, at law or in equity.

       (p) Submission to Jurisdiction. Each of the Parties submits to the jurisdiction of any state or federal court sitting in Colorado, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto. Any Party may make service on any other Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in §11(h) above. Nothing in this §11(p), however, shall affect the right of any Party to bring any action or proceeding arising out of or relating to this Agreement in any other court or to serve legal process in any other manner permitted by law or at equity. Each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity.

       (q) Buyer Acknowledges Registration Rights and Seller Agrees to Sale Restriction. Buyer and the Company acknowledge that the Company has unilaterally locked up certain of its outstanding common shares without the agreement or consent of such holders, which include among others 1,282,872 common shares held by Seller and not being sold under this Agreement (the “Retained Shares”), all of which shares may under the terms of such lock-up only be resold upon registration under the Securities Act or pursuant to an available exemption from Securities Act registration requirements. Buyer has been given a copy of the list of persons affected by the lock-up and the number of shares held by each such person (the “Lock-Up Shares”). Buyer and the Company acknowledge and agree that the Company has granted to the holders of the Lock-Up Shares piggyback registration rights pursuant to which the Company must at its sole expense register the Lock-Up Shares under the Securities Act in the event the Company files any registration statement thereunder which registers the offer and sale of its securities for cash. Seller shall enter into a separate Registration Rights agreement as to the Retained Shares substantially in the form of Exhibit B to this Agreement. The Seller hereby agrees that during the period commencing on the date hereof and ending on the first anniversary of the registration of the Retained Shares, the Seller shall not sell during any three-month period a number of Retained Shares that exceeds the greater of: (i) one percent of the shares of Common Stock outstanding as shown by the most recent report or statement published by the Company, or (ii) the average weekly reported volume of trading in such securities on all national securities exchanges and/or reported through the automated quotation system of a registered securities association and/or reported through the OTC Bulletin Board and any other venue where the Company’s common shares are traded during the four calendar weeks immediately preceding the sale, or (iii) a non-cumulative monthly limit of 150,000 shares.

       IN WITNESS WHEREOF, the undersigned Parties have executed this Agreement as of the date first above written.

BESTWAY COACH EXPRESS INC.                           STEPHEN M. SIEDOW

By:    /s/ Wilson Cheng                              By:    /s/ Stephen M. Siedow
   ------------------------                             ----------------------------
   Wilson Cheng, President                                       Signature

ATLAS-REPUBLIC CORPORATION

By:   /s/ Stephen M. Siedow
   -------------------------
   Stephen M. Siedow, President

       IN WITNESS WHEREOF, the undersigned Escrow Agent has executed this Agreement as of the date first above written in order to evidence his assent to Sections 2(b) and 11 of this Agreement only. The Escrow Agent shall not be bound by any of the other provisions of this Agreement.

                                                       /s/ John D. Brasher Jr., Esq.
                                                     --------------------------------
                                                          JOHN D. Brasher Jr., ESQ.
                                                           As Escrow Agent

APPENDIX A

DEFINITIONS

       As used herein, the following terms have the respective meanings set forth below:

L

       “Adverse Consequences” means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, lost value, expenses, and fees, including court costs and attorneys' fees and expenses.

       “Affiliate” has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

“Affiliated Group” means any affiliated group within the meaning of Code §1504(a) or any similar group defined under a similar provision of state or local law.

       “Buyer” has the meaning set forth in the preface above.

       “Closing” has the meaning set forth in §2(d) above.

       “Closing Date” has the meaning set forth in §2(d) above.

       “Code” means the Internal Revenue Code of 1986, as amended.

       “Company” means Atlas-Republic Corporation and its subsidiaries, including, GEDA.

       “Disclosure Schedule” has the meaning set forth in §4 above.

       “Financial Statements” has the meaning set forth in §4(d) above.

       “GAAP” means United States generally accepted accounting principles as in effect from time to time.

       “Governmental Authority” means any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, or any court of the United States of America or any political subdivision thereof, or of any other country.

       “Indebtedness” of any Person means, in each case whether or not accrued on the books of such Person, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, (b) all obligations of such Person upon which interest charges are customarily paid or which are evidenced by notes, bonds, debentures, credit agreements or similar agreements or investments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (d) all obligations of such Person under capitalized leases, (e) all obligations of such Person in respect of acceptances, letters of credit or letters of guaranty issued or created for the account of such Person, and (f) all liabilities secured by any Security Interest on any property owned by such Person, whether or not such Person has assumed or otherwise become liable for the payment thereof.

       “Indemnified Party” has the meaning set forth in §8(d)(i) above.

       “Indemnifying Party” has the meaning set forth in §8(d)(i) above.

       “Liability” means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

       “Ordinary Course of Business” means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

       “Parties” has the meaning set forth in the preface above.

       “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

       “Purchase Price” has the meaning set forth in §2(b) above.

       “SEC” means the U.S. Securities and Exchange Commission.

       “Securities Act” means the Securities Act of 1933, as amended.

       “Securities Exchange Act” means the Securities Exchange Act of 1934, as amended.

       “Security Interest” means any adverse claim, mortgage, pledge, lien, encumbrance, option, restriction on transfer, easement, right of way, matter of survey, charge, or other security interest.

       “Seller” has the meaning set forth in the preface above.

       “Shares” has the meaning set forth in the recitals above.

       “Subsidiary” means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

       “Tax” means any federal, state or local income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code §59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

       “Tax Liability” has the meaning set forth in §4(h)(iii) above.

       “Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

       “Third Party Claim” has the meaning set forth in §8(d)(i) above.